Exhibit 23




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron Savings Plan of our report dated February 2, 1995, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and our report dated March 24, 1995 on the financial statement schedules of Textron Inc. included therein, filed with the Securities and Exchange Commission.


                                        /s/ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

New York, New York
October 27, 1995